Exhibit 99.1

Priority Investor Inquiries:
Chris Kettmann
ckettmann@lincolnchurchilladvisors.com
(773) 497-7575

Priority Technology Holdings, Inc. Announces Fourth Quarter 2022 and Full Year Financial Results
Fourth Quarter Revenue and Adjusted Gross Profit (a Non-GAAP measure1) Growth Driven by Strong Performance Across all Business Segments
ALPHARETTA, GA - March 23, 2023 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) ("Priority" or the "Company"), the platform for unified commerce that delivers integrated payments and banking services at scale, today announced its fourth quarter and full year 2022 financial results including strong quarter-over-quarter and year-over-year diversified revenue growth.
Highlights of Consolidated Results
Fourth Quarter 2022, Compared with Fourth Quarter 2021
Financial highlights of the fourth quarter of 2022 compared with the fourth quarter of 2021, are as follows:
•Revenue of $177.6 million increased 23.3% from $144.0 million.
•Adjusted gross profit (a non-GAAP measure1) of $61.0 million increased 25.3% from $48.7 million.
•Adjusted gross profit margin (a non-GAAP measure1) of 34.3% increased 50 basis points from 33.8%.
•Operating income of $18.2 million increased 41.1% from $12.9 million.
•Adjusted EBITDA (a non-GAAP measure1) of $39.8 million increased 21.0% from $32.9 million
Full Year 2022, Compared with Full Year 2021

Financial highlights of the full year 2022 compared with the full year 2021, are as follows:
•Revenue of $663.6 million increased 28.9% from $514.9 million.
•Adjusted gross profit (a non-GAAP measure1) of $226.9 million increased 46.4% from $155.0 million.
•Adjusted gross profit margin (a non-GAAP measure1) of 34.2% increased 410 basis points from 30.1%.
•Operating income of $56.2 million increased 69.8% from $33.1 million.
•Adjusted EBITDA (a non-GAAP measure1) of $140.3 million increased 45.7% from $96.3 million.
1See "Non-GAAP Financial Measures" and the reconciliations of Adjusted Gross Profit (non-GAAP),Adjusted Gross Profit Margin (non-GAAP), and Adjusted EBITDA, to their most comparable GAAP measures provided below for additional information.

"Our outstanding fourth quarter and full year results reflect the strength of our market-leading unified commerce platform. Our business has been purpose-built to perform despite challenging economic environments like we have today. The results demonstrate that we are executing," said Tom Priore, Chairman & CEO of Priority. "Looking ahead, we will remain focused on our mission to deliver payments and banking as a service solutions for our SMB, B2B and Enterprise payments partners and driving long term value for our shareholders."
Full Year 2023 Financial Guidance
Priority's outlook remains strong, which is reflected in our full year 2023 guidance:
•Revenue forecasted to range between $740 million to $755 million, a growth rate of 12% to 14%.
•Adjusted EBITDA (a non-GAAP measure) is forecasted to range between $160 million to $165 million, a growth rate of 14% to 18%.
Conference Call
Priority Technology Holdings, Inc.'s leadership will host a conference call on Thursday, March 23, 2023 at 11:00 a.m. EDT to discuss its fourth quarter 2022 financial results. Participants can access the call by phone in the U.S. or Canada at (833) 636-1319 or internationally at (412) 902-4286.
The Internet webcast link and accompanying slide presentation can be accessed at https://edge.media-server.com/mmc/p/gw4f4523 and will also be posted in the "Investor Relations" section of the Company's website at www.prioritycommerce.com.

An audio replay of the call will be available shortly after the conference call until March 30, 2023 at 2:00 p.m. EDT. To listen to the audio replay, dial (877) 344-7529 or (412) 317-0088 and enter conference ID number 5272926. Alternatively, you may access the webcast replay in the "Investor Relations" section of the Company's website at www.prioritycommerce.com.

Non-GAAP Financial Measures
This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.

Adjusted Gross Profit and Adjusted Gross Profit Margin
The Company's adjusted gross profit metric represents revenues less cost of revenue (excluding depreciation and amortization). Adjusted gross profit margin is adjusted gross profit divided by revenues. We review these non-GAAP measures to evaluate our underlying profit trends. The reconciliation of adjusted gross profit to its most comparable GAAP measure is provided below:

	(in thousands)
	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Revenues	$177,555	$144,048	$663,641	$514,901
Cost of revenue (excluding depreciation and amortization)	(116,566)	(95,358)	(436,753)	(359,885)
Adjusted gross profit	60,989	48,690	226,888	155,016
Adjusted gross profit margin	34.3%	33.8%	34.2%	30.1%
Depreciation and amortization of revenue generating assets	(2,762)	(2,401)	(10,355)	(6,940)
Gross profit	58,227	46,289	216,533	148,076
Gross profit margin	32.8%	32.1%	32.6%	28.8%

EBITDA and Adjusted EBITDA

EBITDA and adjusted EBITDA are performance measures. EBITDA is earnings before interest, income tax, and depreciation and amortization expenses ("EBITDA"). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash costs, such as stock-based compensation and the write-off of the carrying value of investments or other assets, as well as debt extinguishment and modification expenses and other expenses and income items considered non-recurring, such as acquisition integration expenses, certain professional fees, and litigation settlements. We review the non-GAAP adjusted EBITDA measure to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.

The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided below:

	(in thousands)
	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net (loss) income	$(1,312)	$14,094	$(2,150)	$1,389
Interest expense	16,272	11,877	53,554	36,485
Income tax expense (benefit)	3,517	(5,307)	5,350	(5,258)
Depreciation and amortization	18,006	17,574	70,681	49,697
EBITDA	36,483	38,238	127,435	82,313
Debt extinguishment and modification	—	—	—	8,322
Gain on sale of business and investment	—	(7,643)	—	(7,643)
Selling, general and administrative (non-recurring)	1,112	1,403	5,395	10,089
Non-cash stock-based compensation	2,024	864	6,228	3,213
Change in the fair value of contingent consideration	172	—	1,244	—
Adjusted EBITDA	$39,791	$32,862	$140,302	$96,294

Further detail of certain of these adjustments, and where these items are recorded in our consolidated statements of operations, is provided below:

	(in thousands)
	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Selling, general and administrative expenses (non-recurring):
Certain legal fees	$340	$170	$916	$7,291
Professional, accounting and consulting fees	641	—	1,300	—
Other expenses	131	1,233	3,179	2,798
	$1,112	$1,403	$5,395	$10,089
Priority does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, stock-based compensation expense would be difficult to estimate because it depends on the Company's future hiring and retention needs, as well as the future fair market value of the Company's common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company's outlook.

About Priority Technology Holdings, Inc.
Priority is a payments technology company that leverages a purpose-built platform to enable clients to collect, store and send money, operating at scale. Priority helps its customers take and make payments while managing business and consumer operating accounts to monetize payment networks. Priority's tailored, agile technology powers high-value payments products bolstered by industry-leading personalized support, and delivers value to its partners by leveraging its payments and embedded finance technology to deliver solutions that power modern commerce. The Company's approach is simple – Priority handles the complexities of payments and embedded finance to free its partners to focus on their core business objectives. Priority's solutions are offered via API or proprietary applications with nationwide money transmission licenses, providing end-to-end operational support including automated risk management and underwriting, full compliance and industry leading customer service. Additional information can be found at www.prioritycommerce.com.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "projects," "targeting," "potential" or "contingent," "guidance," "outlook" or words of similar meaning. These forward-looking statements include, but are not limited to, our 2023 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.
We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 23, 2023. These filings are available online at www.sec.gov or www.prioritycommerce.com.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Operations

(in thousands, except per share amounts)	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Revenues	$177,555	$144,048	$663,641	$514,901
Operating expenses
Cost of revenue (excludes depreciation and amortization)	116,566	95,358	436,753	359,885
Salary and employee benefits	16,846	12,010	65,077	43,818
Depreciation and amortization	18,006	17,574	70,681	49,697
Selling, general and administrative	7,938	6,195	34,965	28,408
Total operating expenses	159,356	131,137	607,476	481,808
Operating income	18,199	12,911	56,165	33,093
Other (expense) income
Interest expense	(16,272)	(11,877)	(53,554)	(36,485)
Debt extinguishment and modification costs	—	—	—	(8,322)
Gain on sale of business and investment	—	7,643	—	7,643
Other income, net	278	110	589	202
Total other expense, net	(15,994)	(4,124)	(52,965)	(36,962)
Income (loss) before income taxes	2,205	8,787	3,200	(3,869)
Income tax expense (benefit)	3,517	(5,307)	5,350	(5,258)
Net (loss) income	(1,312)	14,094	(2,150)	1,389
Less: Dividends and accretion attributable to redeemable senior preferred stockholders	(10,465)	(8,285)	(36,880)	(18,009)
Less: Non-controlling interest preferred unit redemptions	—	2,756	—	(8,021)
Net (loss) income attributable to common stockholders	$(11,777)	$8,565	$(39,030)	$(24,641)

(Loss) earnings per common share:
Basic	$(0.15)	$0.11	$(0.50)	$(0.34)
Diluted	$(0.15)	$0.11	$(0.50)	$(0.34)

Weighted-average common shares outstanding:
Basic and diluted	77,984	78,467	78,233	71,902
Diluted	77,984	79,013	78,233	71,902

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Priority Technology Holdings, Inc.
Unaudited Consolidated Balance Sheets

(in thousands)
	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$18,454	$20,300
Restricted cash	10,582	28,859
Accounts receivable, net of allowances	78,113	58,423
Prepaid expenses and other current assets	11,832	15,807
Current portion of notes receivable	1,471	272
Settlement assets and customer/subscriber account balances	532,018	479,471
Total current assets	652,470	603,132
Notes receivable, less current portion	3,191	105
Property, equipment and software, net	34,687	25,233
Goodwill	369,337	365,740
Intangible assets, net	288,794	340,211
Deferred income taxes, net	16,447	8,265
Other noncurrent assets	8,437	9,256
Total assets	$1,373,363	$1,351,942
Liabilities, Redeemable Senior Preferred Stock and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued expenses	$51,864	$42,523
Accrued residual commissions	35,979	29,532
Customer deposits and advance payments	2,618	5,021
Current portion of long-term debt	6,200	6,200
Settlement and customer/subscriber account obligations	533,340	500,291
Total current liabilities	630,001	583,567
Long-term debt, net of current portion, discounts and debt issuance costs	598,926	604,105
Other noncurrent liabilities	11,643	18,349
Total noncurrent liabilities	610,569	622,454
Total liabilities	1,240,570	1,206,021
Redeemable senior preferred stock	235,579	210,158
Stockholders' deficit:
Preferred stock	—	—
Common stock	76	77
Additional paid-in capital	9,650	39,835
Treasury stock, at cost	(11,559)	(4,091)
Accumulated deficit	(102,208)	(100,058)
Total stockholders' deficit attributable to stockholders of PRTH	(104,041)	(64,237)
Non-controlling interest	1,255	—
Total stockholders' deficit	(102,786)	(64,237)
Total liabilities, redeemable senior preferred stock and stockholders' deficit	$1,373,363	$1,351,942

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Cash Flows

(in thousands)	Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(2,150)	$1,389
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain and transaction costs recognized on sale of business and investment	—	(7,643)
Depreciation and amortization of assets	70,681	49,697
Stock-based compensation	6,228	3,213
Amortization of debt issuance costs and discounts	3,521	2,305
Write-off of deferred loan costs and discount	—	2,580
Deferred income tax	(8,183)	(2,559)
Change in contingent consideration	2,059	—
PIK interest (paid)	—	(23,715)
Other non-cash items, net	74	462
Change in operating assets and liabilities:
Accounts receivable	(19,580)	(16,694)
Prepaid expenses and other current assets	(160)	(1,597)
Income taxes (receivable) payable	6,260	(5,107)
Notes receivable	377	333
Accounts payable and other accrued liabilities	19,794	7,018
Customer deposits and advance payments	(2,403)	2,138
Other assets and liabilities, net	(6,000)	(2,443)
Net cash provided by operating activities	70,518	9,377
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(4,976)	(407,129)
Proceeds from sale of business and investment	—	15,278
Additions to property, equipment and software	(18,882)	(9,719)
Notes receivable loan funding	(4,662)	—
Acquisitions of assets and other investing activities	(7,983)	(49,463)
Net cash (used in) provided by investing activities	(36,503)	(451,033)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of issue discount	—	607,318
Debt issuance and modification costs paid	—	(9,073)
Repayments of long-term debt	(6,200)	(361,425)
Borrowings under revolving credit facility	29,500	30,000
Repayments of borrowings under revolving credit facility	(32,000)	(15,000)
Proceeds from the issuance of redeemable senior preferred stock, net of discount	—	219,062
Redeemable senior preferred stock issuance fees and costs	—	(8,098)
Repurchases of Common Stock and shares withheld for taxes	(7,468)	(1,703)
Dividends paid to redeemable senior preferred stockholders	(11,459)	(7,460)
Profit distributions to redeemable NCIs of subsidiaries	—	(815)
Proceeds from exercise of stock options	—	1,196
Settlement and customer/subscriber accounts obligations, net	43,143	417,627
Payment of contingent consideration	(7,014)	—
Net cash (used in) provided by financing activities	8,502	871,629
Net change in cash and cash equivalents, and restricted cash:
Net increase in cash and cash equivalents, and restricted cash	42,517	429,973

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Cash Flows

(in thousands)	Years Ended December 31,
	2022	2021
Cash and cash equivalents, and restricted cash at beginning of period	518,093	88,120
Cash and cash equivalents, and restricted cash equivalents at end of period	$560,610	$518,093

Reconciliation of cash and cash equivalents, and restricted cash:
Cash and cash equivalents	$18,454	$20,300
Restricted cash	10,582	28,859
Cash and cash equivalents included in settlement assets and customer/subscriber account balances	531,574	468,934
Total cash and cash equivalents, and restricted cash	$560,610	$518,093

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results

(in thousands)	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
SMB Payments:
Revenue	$149,880	$121,482	$562,237	$475,630
Operating expenses	134,942	110,978	507,371	422,746
Operating income	$14,938	$10,504	$54,866	$52,884
Operating margin	10.0%	8.6%	9.8%	11.1%
Depreciation and amortization	$11,081	$11,014	$43,925	$41,144
Key indicators:
Merchant bankcard processing dollar value	$14,862,635	$13,847,825	$59,440,491	$53,411,622
Merchant bankcard transaction volume	160,492	147,138	636,576	578,102
B2B Payments:
Revenue	$2,802	$5,416	$18,890	$17,138
Operating expenses	3,883	4,865	18,682	17,003
Operating income (loss)	$(1,081)	$551	$208	$135
Operating margin	(38.6)%	10.2%	1.1%	0.8%
Depreciation and amortization	$303	$74	$744	$294
Key indicators:
Merchant bankcard processing dollar value	$146,595	$97,447	$526,812	$323,502
Merchant bankcard transaction volume	65	77	304	220
Enterprise Payments:
Revenue	$24,873	$17,150	$82,514	$22,133
Operating expenses	13,440	11,952	51,577	15,370
Operating income	$11,433	$5,198	$30,937	$6,763
Operating margin	46.0%	30.3%	37.5%	30.6%
Depreciation and amortization	$6,293	$6,219	$24,892	$7,158
Key indicators:
Merchant bankcard processing dollar value	$571,485	$13,573	$1,760,518	$52,376
Merchant bankcard transaction volume	756	144	2,779	549
Average billed clients	424,601	341,339	380,233	345,828

Operating income of reportable segments	$25,290	$16,253	$86,011	$59,782
Less: Corporate expense	(7,091)	(3,342)	(29,846)	(26,689)
Consolidated operating income	$18,199	$12,911	$56,165	$33,093
Corporate depreciation and amortization	$329	$267	$1,120	$1,101
Key indicators:
Merchant bankcard processing dollar value	$15,580,715	$13,958,845	$61,727,821	$53,787,500
Merchant bankcard transaction volume	161,313	147,359	639,659	578,871
Average number of billed clients	424,601	341,339	380,233	345,828